                                                               EXHIBIT (A)(1)(C)

                         NOTICE OF GUARANTEED DELIVERY
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

                      FOR TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

                                       OF

                                 SYNAVANT INC.

                                       TO

                             AMGIS ACQUISITION CO.

                          A WHOLLY-OWNED SUBSIDIARY OF

                          DENDRITE INTERNATIONAL, INC.

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME,
            ON FRIDAY, JUNE 13, 2003, UNLESS THE OFFER IS EXTENDED.

     As set forth in the Offer to Purchase, dated May 16, 2003, as supplemented May 20, 2003 (the "Offer to Purchase"), this form, or a manually signed facsimile of this form, must be used to accept the Offer (as defined below) in any of the following circumstances:

          (a) if certificates representing shares of common stock, par value $0.01 per share (the "Common Stock"), of SYNAVANT Inc., a Delaware corporation (the "Company"), including the associated preferred stock purchase rights (the "Rights" and, together with the Common Stock, the "Shares") are not immediately available,

          (b) if the procedure for book-entry transfer cannot be complied with on a timely basis, or

          (c) if certificates representing the Shares to be tendered and any other required documents to reach American Stock Transfer & Trust Co. (the "Depositary") cannot be delivered prior to the Expiration Date (as defined in Section 1 ("Terms of the Offer") of the Offer to Purchase).

     This form may be delivered by hand or transmitted by telegram, facsimile or mail to the Depositary and must include a signature guarantee by an Eligible Institution (as defined in Section 2 ("Procedures for Tendering Shares") of the Offer to Purchase) in the form set forth herein.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH BELOW OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH BELOW WILL NOT CONSTITUTE A VALID DELIVERY.

                        The Depositary for the Offer is:

                      AMERICAN STOCK TRANSFER & TRUST CO.

            By Hand:                   By Overnight Courier:                    By Mail:
         59 Maiden Lane                    59 Maiden Lane                    59 Maiden Lane
          Plaza Level                       Plaza Level                       Plaza Level
    New York, New York 10038          New York, New York 10038          New York, New York 10038

          By Facsimile Transmission (For Eligible Institutions Only):

                                 (718) 234-5001

                Confirm Receipt of Facsimile by Telephone Only:

                        (718) 921-8200 or (800) 937-5449

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE A SIGNATURE. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

LADIES AND GENTLEMEN:

     The undersigned hereby tenders to Amgis Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of Dendrite International, Inc., a New Jersey corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below, pursuant to the guaranteed delivery procedures set forth in
Section 2 ("Procedures for Tendering Shares") of the Offer to Purchase.

Name(s) of Record Holder(s):
                        --------------------------------------------------------
                                          Please Print or Type

Number of Shares Tendered:
--------------------------------------------------------------------------------

Share Certificate Number(s) (If Available):
         -----------------------------------------------------------------------

Address(es):
--------------------------------------------------------------------------------
                                                                Include Zip Code

Signature(s):
--------------------------------------------------------------------------------

Date:
------------------------------, 2003

Daytime Area Code and Telephone Number(s):
             -------------------------------------------------------------------

Taxpayer Identification or Social Security Number:
                ----------------------------------------------------------------

Check box if Shares will be tendered by Book-Entry Transfer: [ ]

Account Number at the Book-Entry Transfer Facility:
                   -------------------------------------------------------------

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned Eligible Institution as defined in Section 2 ("Procedures for Tendering Shares") of the Offer to Purchase, a firm that is a participant in the Security Transfer Agents Medallion Program or is otherwise an "eligible guarantor institution" as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby guarantees the delivery to the Depositary of either the certificates representing the Shares (the "Share Certificates") tendered hereby, in proper form for transfer, or a book-entry transfer with respect to such Shares, in either case together with a properly completely and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in Section 2 ("Procedures for Tendering Shares") of the Offer to Purchase), in the case of a book-entry transfer, and any other required documents, within three trading days after the execution hereof. A "trading day" is a day on which The Nasdaq's National Market is open for business.

     The undersigned that completes this form must communicate this guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the applicable time period set forth above. Failure to do so could result in a financial loss to the undersigned.

Name of Firm:
             ----------------------------  -------------------------------------
                                                   Authorized Signature
Address:                                   Name:
         --------------------------------       --------------------------------
         --------------------------------             Please Print of Type
                                 Zip Code
                                           Title:
Area Code and Telephone Number:                  ------------------------------
                              -----------

Date:                                      Date:
     --------------------, 2003                 ---------------, 2003

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
      SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                        3